EXHIBIT 99.1
ProPetro Reports Financial Results for the Second Quarter of 2021
MIDLAND, TX, August 3, 2021, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the second quarter of 2021.
Second Quarter 2021 and Recent Highlights
•Total revenue for the quarter increased 34% to $217 million compared to $161 million for the first quarter of 2021.
•Net loss for the quarter was $9 million, or $0.08 per diluted share, compared to net loss of $20 million, or $0.20 per diluted share, for the first quarter of 2021.
•Adjusted EBITDA(1) for the quarter increased 78% to $36 million compared to $20 million for the first quarter of 2021.
•Effective utilization for the second quarter was 13.1 fleets compared to 10.3 fleets for the first quarter of 2021.
•Net cash provided by operating activities for the quarter of $44 million as compared to $17 million for the first quarter of 2021.
•Positive Free Cash Flow(2) of approximately $16 million as compared to negative Free Cash Flow of approximately $5 million for the first quarter of 2021.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”
(2) Free cash flow ("FCF") is a Non-GAAP financial measure and is defined as net cash flow provided from operating activities less net cash used in investing activities. During the quarter ended June 30, 2021, net cash provided by operating activities of approximately $44 million less net cash used in investing activities of approximately $29 million resulted in free cash flow of approximately $16 million. During the quarter ended March 31, 2021, net cash provided by operating activities of $17 million less net cash used in investing activities of $22 million resulted in free cash flow of $(5) million.

Phillip Gobe, Chairman and Chief Executive Officer, commented, “Improving oil prices and expectations of market equilibrium are unfolding as the global economy begins to recover from 2020. As the recovery in North American oilfield services improved, the ProPetro team continued to deliver solid operational performance at the wellhead. We are squarely focused on meeting customer needs in a safe and efficient manner amid a dynamic operating environment. The first half of 2021 clearly demonstrated the value of our dedicated business model focused in the most prolific oil play in the lower 48, the Permian Basin."
"Additionally, the transition of our fleet to more ESG-friendly alternatives continues as we deploy more Tier IV DGB dual-fuel units and continue field trials of our DuraStim electric pump assets. Our innovative Modified AcidTM product introduced earlier this year is also contributing to improved completion efficiencies and water savings for our customers. The ability to deliver more ESG-friendly alternatives to our customers is a value-added opportunity which benefits all

EXHIBIT 99.1
stakeholders. We remain committed to providing solutions to our customers while remaining highly efficient in wellsite performance."

"We are also making investments within our business to mitigate global supply chain risks as the restart unfolds while working to recover "pandemic pricing discounts" to enable further reinvestment in our asset base," said David Schorlemer, Chief Financial Officer. "Improved pricing is required to mitigate inflationary pressures and return to sustainable profitability. We have been successful in moving some pricing higher and are continuing collaboration with customers to ensure cost recovery, improved profitability and our ability to remain capital disciplined while appropriately reinvesting in our fleet."

Second Quarter 2021 Financial Summary
Revenue for the second quarter of 2021 was $217 million compared to revenue of $161 million for first quarter of 2021. The 34% increase was primarily attributable to our increased effectively utilized fleet count, and a normalized operating environment from first quarter weather disruptions.
Cost of services, excluding depreciation and amortization of approximately $33 million, for the second quarter of 2021 increased to $163 million from $123 million during the first quarter of 2021. Contributing to the increase were higher activity levels and other increased operational costs.
General and administrative expense of $18 million for the second quarter of 2021 decreased slightly from $20 million in the first quarter of 2021. General and administrative expense, exclusive of a net benefit of $0.8 million relating to non-recurring items (insurance recovery legal settlement of $3.7 million offset by stock-based compensation of $2.9 million), was $18 million, or 8% of revenue, for the second quarter of 2021 consistent with the first quarter of 2021.
Net loss for the second quarter of 2021 totaled $9 million, or $0.08 per diluted share, compared to net loss of $20 million, or $0.20 per diluted share, for the first quarter of 2021.
Adjusted EBITDA increased to $36 million for the second quarter of 2021 from $20 million for the first quarter of 2021. The sequential improvement in Adjusted EBITDA was primarily attributable to normalized profitability from the extreme winter weather events experienced in February 2021 and a full quarter of contributions from fleets reactivated during the first quarter of this year.

Liquidity and Capital Spending
As of June 30, 2021, total cash was $73 million and the Company remained debt free. Total liquidity at the end of the second quarter of 2021 was $141 million including cash and $68

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million of available capacity under the Company’s revolving credit facility. As of July 28, 2021 total cash was $71 million and the Company had no debt outstanding. Total liquidity as of July 28, 2021 was $140 million including cash and $69 million of available capacity under the Company’s revolving credit facility.
Capital expenditures incurred during the second quarter of 2021 were $31 million, the majority of which was maintenance spending. Capital expenditures paid (as appears in the Investing Activities section of the Statement of Cash Flows) in the second quarter were $29 million. Based on our current and projected activity levels for 2021, and consistent with prior guidance, which is dependent on market conditions, the Company expects full year 2021 incurred capital expenditures to be between $115 million and $130 million. Our full year incurred capital expenditure guidance includes approximately $37 million allocated to our investment in 90,000 HHP of Tier IV DGB dual-fuel equipment and the remainder mostly comprised of maintenance spending. Full year capital expenditures paid may differ slightly due to the timing of payments.
Outlook
Mr. Gobe concluded, “Our commitment to our employees, customers and stakeholders will continue to bolster the value proposition for our Company. We believe the pressure pumping industry is faced with an impending reinvestment cycle that will require innovative solutions to meet the needs of the market. We believe ProPetro's focused business model, commitment to innovation, capital discipline and conservative capital structure will result in a sustainable company going forward that is well positioned for the future.”

Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Wednesday, August 4, 2021 to discuss financial and operating results for the second quarter of 2021. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-877-879-1183 and international callers may dial 1-412-902-6703. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10158134.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

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Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology (such as our DuraStim® fleets), expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

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Investor Contacts:

David Schorlemer
Chief Financial Officer
investors@propetroservices.com
432-227-0864

Josh Jones
Director of Finance
investors@propetroservices.com
432-276-3389

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EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
REVENUE - Service revenue	$216,887	$161,458	$106,109
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	162,837	123,378	68,193
General and administrative (inclusive of stock-based compensation)	17,529	20,201	20,331
Depreciation and amortization	33,243	33,478	40,173
Impairment Expense	—	—	—
Loss on disposal of assets	15,025	13,052	8,734
Total costs and expenses	228,634	190,109	137,431
OPERATING LOSS	(11,747)	(28,651)	(31,322)
OTHER EXPENSE:
Interest expense	(159)	(176)	(791)
Other expense	(302)	1,789	(267)
Total other expense	(461)	1,613	(1,058)
LOSS BEFORE INCOME TAXES	(12,208)	(27,038)	(32,380)
INCOME TAX BENEFIT	3,697	6,663	6,460
NET LOSS	$(8,511)	$(20,375)	$(25,920)

NET LOSS PER COMMON SHARE:
Basic	$(0.08)	$(0.2)	$(0.26)
Diluted	$(0.08)	$(0.2)	$(0.26)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	102,398	101,550	100,821
Diluted	102,398	101,550	100,821

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,701	$68,772
Accounts receivable - net of allowance for credit losses of $140 and $1,497, respectively	138,309	84,244
Inventories	2,641	2,729
Prepaid expenses	3,469	11,199
Other current assets	14	782
Total current assets	217,134	167,726
PROPERTY AND EQUIPMENT - net of accumulated depreciation	847,512	880,477
OPERATING LEASE RIGHT-OF-USE ASSETS	562	709
OTHER NONCURRENT ASSETS:
Other noncurrent assets	1,578	1,827
Total other noncurrent assets	1,578	1,827
TOTAL ASSETS	$1,066,786	$1,050,739
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$136,364	$79,153
Accrued and other current liabilities	20,062	24,676
Operating lease liabilities	351	334
Total current liabilities	156,777	104,163
DEFERRED INCOME TAXES	64,980	75,340
NONCURRENT OPERATING LEASE LIABILITIES	286	465
Total liabilities	222,043	179,968
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 103,227,040 and 100,912,777 shares issued, respectively	103	101
Additional paid-in capital	837,971	835,115
Retained earnings	6,669	35,555
Total shareholders’ equity	844,743	870,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,066,786	$1,050,739

EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,886)	$(33,724)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66,721	80,377
Impairment expense	—	16,654
Deferred income tax benefit	(10,360)	(7,773)
Amortization of deferred debt issuance costs	269	270
Stock-based compensation	5,396	3,433
Provision for credit losses	140	448
Loss on disposal of assets	28,076	28,588
Changes in operating assets and liabilities:
Accounts receivable	(53,762)	146,181
Other current assets	325	1,613
Inventories	89	(369)
Prepaid expenses	7,711	5,833
Accounts payable	44,932	(135,592)
Accrued and other current liabilities	828	(8,635)
Accrued interest	—	(394)
Net cash provided by operating activities	61,480	96,910
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(52,187)	(80,702)
Proceeds from sale of assets	1,267	2,677
Net cash used in investing activities	(50,920)	(78,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of borrowings	—	(130,000)
Payment of finance lease obligation	—	(30)
Repayments of insurance financing	(4,093)	—
Proceeds from exercise of equity awards	3,235	—
Tax withholdings paid for net settlement of equity awards	(5,773)	(585)
Net cash used in financing activities	(6,631)	(130,615)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,929	(111,730)
CASH AND CASH EQUIVALENTS - Beginning of period	68,772	149,036
CASH AND CASH EQUIVALENTS - End of period	$72,701	$37,306

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Reportable Segment Information

	Three Months Ended
	June 30, 2021			March 31, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$213,461	$3,426	$216,887	$158,191	$3,267	$161,458
Adjusted EBITDA	$46,826	$(11,133)	$35,693	$31,870	$(11,853)	$20,017
Depreciation and amortization	$32,256	$987	$33,243	$32,513	$965	$33,478
Capital expenditures	$30,744	$29	$30,773	$30,023	$2,305	$32,328

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	June 30, 2021			March 31, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net loss	$(809)	$(7,702)	$(8,511)	$(13,675)	$(6,700)	$(20,375)
Depreciation and amortization	32,256	987	33,243	32,513	965	33,478
Interest expense	—	159	159	—	176	176
Income tax benefit	—	(3,697)	(3,697)	—	(6,663)	(6,663)
Loss on disposal of assets	15,379	(354)	15,025	13,032	20	13,052
Stock-based compensation	—	2,909	2,909	—	2,487	2,487
Other expense (income)	—	302	302	—	(1,789)	(1,789)
Other general and administrative expense, net (1)	—	(3,737)	(3,737)	—	(961)	(961)
Severance expense	—	—	—	—	612	612
Adjusted EBITDA	$46,826	$(11,133)	$35,693	$31,870	$(11,853)	$20,017

(1) Other general and administrative expense, (net) relates to nonrecurring professional fees paid to external consultants in connection with the Company's pending SEC investigation and shareholder litigation, net of insurance recoveries. During the three months ended June 30, 2021 and March 31, 2021, we received approximately $5.1 million and $1.6 million, respectively, from our insurance carriers in connection with the SEC investigation and Shareholder litigation.

	Three Months Ended
(in thousands)	June 30, 2021	March 31, 2021

Cash from Operating Activities	$44,472	$17,008
Cash used in Investing Activities	(28,650)	(22,270)
Free Cash Flow	$15,822	$(5,262)